UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A /A
REGULATION A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933

FORM 1-A Parts II & III

SANZ SOLUTIONS INC.
(Exact name of issuer as specified in its charter)

                          Florida
(State or other jurisdiction of incorporation or organization)

7950 NW 53rd St Suite 337
Miami, FL 33166
                           (941) 347-7380)
Address, including zip code, and telephone number, including area code of issuer's principal executive office)

Elaine Dowling, Esq.EAD Law Group, LLC
738 Sandy Hook Terrace
Henderson, Nevada 89052
Email: eadlawgroup@gmail.com
                        702-306-6317
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

7349	47-5532100
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

Name	Business Address	Residential Address

EAD Law Group, LLC (issuer's counsel)	738 Sandy Hook Terrace Henderson, Nevada 89052	N/A

ITEM 2.   Application of Rule 262

(a, b) None of the persons identified in response to Item 1 are subject to any of the disqualification provisions set forth in Rule 262 and, as a result, no such application for a waiver if disqualification has been applied for, accepted or denied.

ITEM 3.  Affiliate Sales

This proposed offering does not involve the resale of securities by affiliates of SANZ SOLUTIONS INC., (the "Company").  All sales hereunder will be done by the officers and directors.

ITEM 4.   Jurisdictions in Which Securities Are to be Offered

(a)  The securities to be offered in connection with this proposed offering shall not be offered by underwriters, dealers or salespersons.

(b)  The securities in this proposed offering shall be offered in the following jurisdictions, subject to qualification in each state, as and if necessary:

Florida.

The securities to be offered in connection with this proposed offering shall be offered by the officers, on behalf of the Company through its contacts, the internet and word of mouth. The Company is not using a selling agent or finder in connection with this offering.

Please refer to the section in Part II of this Offering Statement entitled "Plan of Distribution" for more detailed information on the Company's Plan of Offering.

ITEM 5.  Unregistered Securities Issued or Sold Within One Year

(a)   Upon its foundation and incorporation, the Company issued 45,000,000 shares of its common stock to its directors and shareholder in exchange for expenses paid on behalf of the Company.

ITEM 6.  Other Present or Proposed Offerings

Neither the issuer nor any of its affiliates is contemplating any other offering of securities in addition to those covered by this Form 1-A.

ITEM 7.  Marketing Arrangements

(a)  Neither the Company nor anyone named in Item 1, nor any selling security holder is aware of any arrangement:

(1)  To limit or restrict the sale of other securities of the same class of those to be offered for the period of distribution;

(2)  To stabilize the market for any of the securities to be offered; or

(3)  For withholding commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation

(b)  There is no underwriter to confirm sales to any accounts.

ITEM 8.  Relationship with Company of Experts Named in Offering Statement

No experts were employed on a contingent basis or otherwise, nor or have they any material interest in the issuer or any of its affiliated companies, their members or their agents.

ITEM 9.  Use of a Solicitation of Interest Document

The Company has not used a publication, whether or not authorized by Rule 254, prior to the filing of this notification.

PART II AND III 2

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PART II
OFFERING CIRCULAR

Sanz Solutions Inc.

7950 NW 53rd St Suite 337, Miami, FL 33166
(941) 347-7380

Dated:  December 29, 2016

25,000,000 Shares of Common Stock
$0.10 per share
Minimum purchase:  2500 Shares ($250.00)

	Shares	Price to public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other person
Per Common share:	19,375,000	$0.10	N/A	$0.10	N/A
Common Shares by Selling Shareholders	5,625,000	$0.10	N/A	N/A
Total	$25,000,000	$25,000,000	N/A	$25,000,000	$20,000
Common Shares	$0.10	$0.10	N/A		$300,000

1.             25,000,000 shares of preferred stock offered by the Company.  20,000 shares of preferred stock by a selling shareholder

2.            5,625,000 shares of common stock are registered for sale by selling shareholders

This Offering Circular relates to the offering (the "Offering") of up to 25,000,000 shares of common stock (the "Share(s)") in Sanz Solutions Inc. (the "Company", "we" or "us") at a price of $0.10 per Share. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 25,000,000 Shares, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the "Offering Period"). See the section entitled "Distributions" for a discussion of the term "Cash Flow."

No underwriter or underwriters are involved with this offering,
(The name of the underwriter of underwriters)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THEOFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THECOMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATIO

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

Juan Usatorres, the Company's president and director, and Miguel Dotres, the Company's vice president and director, and Luis Llamo a company shareholder, each currently own 15,000,000 shares of the Company's common stock, for a total of 45,000,000 shares. If all 25,000,000 Shares are purchased, they would represent 64.29% of all issued and outstanding shares of common stock.

This Offering is being conducted on a "best-efforts" basis, which means the officer Juan Usatorres will use his commercially reasonable best efforts in an attempt to sell the Shares. Mr. Usatorres will not receive any commission or any other remuneration for these sales. In offering the Shares on our behalf, Messrs. Llamo, Dotres and Usatorres will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Messrs Dotres and Llamo are promoters

The Shares will be offered for sale at a fixed price of $0.10 per Share. If all of the Shares are purchased, the gross proceeds to us will be $2,250,000. However, since the Offering is being conducted on a "best-efforts" basis, there is a minimum purchase of $2,500 however , no minimum number of Shares that must be sold, meaning we will retain any proceeds from the sale of the Shares sold in this Offering. Accordingly, all funds raised in the Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

Our Shares are not listed on any national securities exchange or on the over-the counter inter-dealer quotation system. There is no market for our Shares.

These are speculative securities. Investment in the Shares involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the "Risk Factors" section on page 5 of this Offering Circular for a discussion of the following and other risks:

•	Since its inception through present, the Company has recorded a net loss and has had no revenue;

•	The Company has limited operating history, and the officers have a lack of experience in managing a public company;

•	The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives;

•	The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment;

•	Your investment is highly illiquid and the Company does not intend to provide any liquidity options;

•	If the Company was to become subject to the Investment Company Act of 1940 (the "1940 Act") it could have a material adverse effect on the Company, and it is probable that the Company would be terminated and liquidated; and

•	The interest of the officers and directors may conflict with your interests.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.
	Offering Price to the Public	Commissions	Net Proceeds (25% of Shares Sold)	Net Proceeds (50% of Shares Sold)	Net Proceeds (75% of Shares Sold)	Net Proceeds (100% of Shares Sold)
Per Share	$0.10	N/A	$0.09	$0.09	$0.09	$0.09
Total (1)	$2,500,000	N/A	$562,500	$1,125,000	$1,687,500	$2,250,000

(1) Before deducting expenses of the Offering, which are estimated to be approximately 10% of gross proceeds.

IMPORTANT NOTICES TO INVESTORS

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH FLORIDA STATE SECURITIES REGULATORY BODIES AND THE SECURITIES REGULATORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL SHARES IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

THESE SECURITIES ARE OFFERED FOR SALE IN STATE OF FLORIDA PURSUANT TO REGISTRATION WITH THE STATE OF FLORIDA SECURITIES REGULATION, BUT REGISTRATION IS PERMISSIVE ONLY AND DOES NOT CONSTITUTE A FINDING THAT THIS PROSPECTUS IS TRUE, COMPLETE, AND NOT MISLEADING, NOR HAS THE SECURITIES REGULATION PASSED IN ANY WAY UPON THE MERITS OF, RECOMMENDED, OR GIVEN APPROVAL TO THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular, together with Financial Statements and other Attachments, consists of a total of 44 pages.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the Shares.
You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the Shares discussed under the "Risk Factors" section.

Unless we state otherwise, the terms "we", "us", "our", "Company", "management", or similar terms collectively refer to Sanz Solutions Inc., a Florida Corporation.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Special Note Regarding Forward-Looking Statements."

Our Business

Sanz Solutions, Inc., a Florida corporation, offers shared service solutions for small businesses that provide routine services for residential and commercial clients specifically focused on the janitorial, cleaning, lawn care and maintenance industries.

Sanz Solutions provides a multitude of programs and benefits to assist independent business owners and small companies better service their clients.  By pooling resources, these companies are able to access professional expertise, guidance and services that would otherwise be cost prohibitive. The company's initial service center will be located in Miami Lakes, Florida.  Intended services offered at Sanz Solutions' centers include communications, marketing, public relations, administrative, accounting, financial, tax, information technology, human resources, and legal services.

Sanz Solutions target market is the janitorial, construction, cleaning, lawn care and maintenance industries because this market is primarily comprised of independent business owners and small companies who lack the resources to obtain the professional expertise and guidance necessary to ensure company growth and success.

Industry and Competition

Janitorial and Cleaning Industry

The cleaning industry can be roughly divided into residential cleaning, commercial janitorial services, specialty cleaning and laundry/dry cleaning services. In 2015 there were approximately 875,000 businesses employing about 3.5 million people.

The industry as a whole is very susceptible to economic downturns and suffered when revenue fell 5.3% in 2008 and another 6.1% in 2009. General cleaning services, and particularly residential services, are considered to be an expendable luxury during financial difficulties. However the industry as a whole has strengthened over the past few years, and in 2015 generated $51 billion in revenue.  Strong economic activity is forecast for the next 5 years as well, and the Bureau of Labor Statistics is predicting job growth of about 6% from 2014 levels to 2020.

The industry is highly fragmented, consisting of both public and private businesses and self-employed workers. The two largest players in the industry are ABM Industries and ServiceMaster, a publicly traded company that owns several national franchises such as The Maids International, Molly Maid and The Cleaning Authority. ABM Industries is also publicly traded but focuses more on providing integrated facility solutions to commercial and industrial markets. The rest of the industry is made up primarily of small, independent contractors. Small, independent janitorial companies account for 70% of the cleaning contractors.

Lawn Care and Maintenance Industry

This industry includes landscape and lawn maintenance, landscape contractors, landscape architects, irrigation contractors, and lawn and landscape product suppliers.  The landscape industry in the United States employs almost 1.6 million workers and generates almost 959,000 jobs in other industries.  The landscape services industry has annual revenues of $78 billion, annual growth of 3.9%, employs 969,257 people, and represents 474,237 businesses.  It is estimated that the lawn care services sector alone generates about 704,000 jobs and $35.6 million in value-added services annually in the US.

Over the five years to 2016, growth in the domestic housing and property markets have led to greater demand for landscaping services. Over the next five years, steady per capita disposable income growth is projected to encourage households to continue outsourcing yard care. Moreover, general economic recovery will likely boost commercial expansion, driving the need for industry operators that can maintain large corporate and resort campuses.

However, this industry is highly fragmented and the top 50 lawn care services companies generate about 15% of the total revenue in the industry, and the remaining 75% percent of the lawn care / landscaping industry is driven by small business owners.

Challenges to Small Businesses Competing in Service Industries

The janitorial industry and the lawn care industry are both service oriented industries that are overwhelmingly comprised of small independently owned small businesses.  Small businesses in the service industry face specific challenges which attribute to nearly half of all new companies failing within the first year and 75% within five years.  Lack of proper tools and resources to handle these challenges results in the average cleaning company losing up to 55% of their customer base every year due to poor service.

Many small business owners face unsurmountable difficulties and challenges as they pursue their business model.  Such times when these entrepreneurs need expert advice, guidance, and assistance from business professionals, they lack the resources to engage the help required.  Without proper guidance, access to best practices and proper information, these owners struggle or completely fail.

In these industries, a majority are run by less than 5 employees and require the owner to focus on areas outside of their scope of expertise and away from areas that promote growth and customer retention.

Time Management

One of the largest factor contributing to the downfall of a small business is the lack of time management.  Small business owners perform several tasks that can take up time on their daily schedule. Entrepreneurs often find it difficult to balance a schedule that includes sales and marketing activities, the search for financing, product development, accounts payable, accounts receivable and business development. Generally these items are not the entrepreneurs strongest skill sets, and as such, take the owner longer to complete, and are done without the care and diligence of a professional in that field.  If a small business owner is unable to hire help in these areas, it can be difficult to give every aspect of the business the attention it requires.

Employee Training & Turnover

Small operators also suffer from employee turnover, and poor staff training.  Poor staff training is especially damaging to this industry as customer service and retention is key to success. Training and ongoing training are crucial in order for a cleaning company to survive and thrive.  However, high employee turnover creates an ongoing obstacle to proper staff training.  Small businesses struggle to attract and keep top talent that can help them move ahead. Employment packages that include health benefits, vacation days, sick days and profit sharing are common with larger corporations. Small businesses have a problem competing with these kinds of employment benefits. Higher wages from larger corporations also attract employees away from small businesses and make it difficult for small businesses to reduce employee turnover.

Accounts Receivable

Small businesses in the service industry are also susceptible to accounts receivable delays that can cripple the company if not handled properly.  Many of these businesses lack the resources to offer advanced technology payment solutions or a dedicated accounts receivable department to ensure proper and timely payment needed to maintain cash flow. Slow collections can be detrimental to the continued operations of a small service business.  The service industry is especially vulnerable to this area, as the company typically outlays the cost for the service - ie the labor and supplies, and does not collect until after the job is complete.  Small businesses must pay for the labor costs and supplies to complete a job even if the client does not.  Small businesses can run out of capital very quickly if finances are not budgeted properly and if clients delay payment.

Marketing

Marketing and advertising are an important way for any business to reach new clients, and with a limited marketing budget it can be a struggle for a small business to reach its target audience. Advertising can be expensive; and even with the many forms of free marketing available on the Internet (social networking websites, blogs, company websites), it is still difficult to reach a target audience without investing in other forms of marketing such as television and print.  Many small business owners also lack the knowledge or skill to manage online technology, and do not have the resources to hire web professionals to maintain a company website, social marketing, and search engine optimization(SEO).

Access to New Technology

When new technology is introduced, it can be expensive to implement. A small business may not have the financial or technological resources to take advantage of new technology that a larger company may have, and this puts the small business at a distinct disadvantage in the marketplace.

Sanz Solutions Shared Services Centers

Sanz Solutions will establish shared service centers that provides a multitude of programs including communications, marketing, public relations, administrative, accounting, financial, tax, information technology, human resources, and legal services to assist small companies in the janitorial, construction, cleaning, lawn care and maintenance industries better service their clients.  By pooling resources, these small companies are able to access a wealth of features and savings that would otherwise be cost prohibitive.

Consistent High Quality Customer Service

At the heart of Sanz Solutions is the belief that by combining resources, small businesses will be able to provide consistent, and excellent customer service.  To this goal, the Customer Service departments will offer a variety of solutions, including appointment scheduling, customer relations, customer follow up and standardized retention policies.  By utilizing a central customer service department, companies can eliminate redundant activities and improve efficiency, services and overall customer satisfaction.  Employees will receive high level training and ongoing training to ensure the goal of exceeding customer expectations.

Human Resources Division

Sanz Solutions Human Resources Division intends to provide customers a full range of HR services including employee labor relations, equal employment opportunity services, payroll, benefits administration, employee relations, employee records management, recruitment, screening, classification services, reporting, strategic planning, workforce planning, and personnel transactions.

Financial Management

Sanz Solutions financial department intends to provide assistance with accounting services, audits, developing budgets, managing funds, federal and state taxes, accounts receivable and accounts payable.  Services also include payment processing solutions to include credit card processing, online payment systems, automatic and recurring billing.

Advertising & Marketing

The Advertising and Marketing department intends to offer a multitude of services to small businesses and provides professionally developed marketing campaigns specifically designed to capture targeted markets.  This division provides support for brand awareness and recognition, business identity packaging, marketing campaign tracking, online marketing and social media branding, and inclusion into joint marketing programs.

Legal Review

The legal department intends to offer services for drafting proposals and contracts, as well as guidance and review of agreements, contracts, federal regulations, directives and legislation.

Sanz Solutions is a business model that allows small businesses to leverage resources across the entire organization and provide services to multiple business units resulting in lower costs. Sanz Solutions is built to be internally focused on providing services to small businesses with the goal of high quality, critical services that directly support customer satisfaction and company growth.

Sanz Solutions intends to provide multifunction shared service centers offering services and solutions specifically developed and tailored for small businesses in the lawn care, maintenance, janitorial and cleaning industries.  Services offered to clients include Customer Service and Relations, Human Resources, Payroll, Accounting, Accounts Receivable, Advertising and Marketing, and Legal Review.

The Offering

Issuer	Sanz Solutions Inc., a Florida corporation

Security Offered	Shares of Common Stock

Price per Share	$0.10

Minimum Offering	None

Maximum	$2,500,000 (25,000,000 Shares)
Offering

Minimum	$2,500.00 (i.e., one Share at $0.10 per Share)
Investment

Offering Period
The offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of all 25,000,000 Shares, (2) one year after the date of this Offering Circular, or (3) at such date prior to one year as may be determined by the management. The Offering may be terminated at our election at any time

Investors	Those persons who purchase Shares in accordance with the terms of this Offering.

Shareholders	Those persons who own shares in the Company.

Voting Rights	Investors will have no rights to contribute to, direct or vote on the management of the Company's affairs, including whether or not the Company should dissolve.

Distributions
The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, and our financial position, general economic conditions, and other pertinent conditions. The Company does not intent to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Dilution	Following this Offering, assuming all the Shares are sold, the current Interest Holders' will be diluted from 100% to 64.29% of all issued and outstanding shares of common stock.

Use of Proceeds
The net proceeds of this Offering will be used (i) to expand operations and/or (ii) for working capital. Expenses of the Offering are estimated to be approximately 10% of the gross proceeds from the Offering.

Liquidity of Shares	There is no public market for the Shares, the Company does not expect such a market to develop in the future, and the Company does not intend to offer any additional liquidity options to investors.

Exchange Act Disclosure	The Company is not required to provide disclosure pursuant to the Exchange Act.

Risk Factors	An investment in the Company is highly speculative and involves substantial risks.

Prospective Investors should carefully review and consider the factors described under the "Risk Factors" section below.

We plan to register the Offering with the securities regulators in Florida and such other state securities regulators as we may determine from time to time. We may also offer or sell Shares in other states in reliance on exemptions from registration requirements of the laws of those states. However, we will not make any general solicitation or advertisement of this Offering in any jurisdiction that this Offering is not registered. This Offering is being conducted on a "best-efforts" basis, which means the officers, Juan Usatorres and Miguel Dotres, will attempt to sell the shares to prospective Investors without the use of an underwriter. We will not pay any commission or other remuneration to Messrs. Llamo, Dotres and Usatorres for these efforts. Messrs. Llamo and Usatorres intend to utilize the Company's platform as part of their efforts in offering and selling the Shares; however, the Company will not receive any commission or other remuneration for providing this service.

Summary Financial Information

Sanz Solutions Inc.

Balance Sheet
June 30,
2016
ASSETS

Cash	$2,420
Total assets	$2,420

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$2,900
Due to related party	$3,100
Total current liabilities	6,000

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 45,000,000 shares issued and outstanding	4,500
Additional paid in capital	100
Accumulated deficit	(8,180)
Total stockholders' deficit	(3,580)

Total liabilities and stockholders' deficit	$2,420

See accompanying notes to financial statements.

Corporate Information

We are a Florida corporation. We maintain principal executive offices at the office of our Director, 7950 NW 53rd St.Suite 337, Miami, FL 33166. Our telephone number is (941) 347-1714.

RISK FACTORS

An investment in the Company carries risks, a number of which are set out below including those related to the Company, those related to the Offering, and those related to taxes. In addition to those risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Offering Circular, potential Investors should keep in mind other possible risks that could be important.

This is a speculative investment, and the value of your investment in the Company may decrease significantly or entirely. You should not make an investment in the Company if you are unable to bear the loss of your entire investment. You should only consider an investment in the Company after considering the following risks and consulting with your investment, legal, and tax advisors.

RISKS RELATED TO THE COMPANY'S BUSINESS

The Company's net loss, lack of revenue, and minimal assets results in no assurance of success.

Since its inception through present, we have recorded a net loss and has had no revenue. Such losses have been due to expenses related to start-up costs incurred as the officers grew the business and established the Company. The Company has no significant assets or financial resources. There can be no assurance that the officers will generate significant revenues or be profitable in the future. If the Company is not profitable, it may need to curtail or cease operations, or seek additional revenue through the sale of its Shares.

The Company may require additional capital and may be unable to obtain such capital on favorable terms or at all.

In the future, we may need to raise additional capital through the issuance of additional Shares or securities convertible into Shares. If we issue additional Shares or convertible securities, our then-existing shareholders may face substantial dilution. In addition to diluting our then-existing shareholders, we may be obligated to pay a substantial amount of regular income to future investors, which would reduce our cash available for working capital. Equity interests in the subsidiaries of the Company, if any, may also be publicly or privately offered. Such offerings would have the effect of indirectly diluting members of the Company. Currently, we do not have any arrangements for any financing for the sale of shares or any other method of financing, and we can provide no assurances to Investors that we will be able to obtain any financing when required on favorable terms or at all. The only cash immediately available to us is the cash in our bank account. The Company has not established any minimum offering amount, and there is no assurance that the Company will raise sufficient funds to carry out its business objectives.

The Company has not established any minimum offering amount that must be raised to carry out the business objectives contemplated in the offering document. There is no assurance that the Company will raise sufficient funds to carry out its business objectives, including payment of offering expenses, establishment of debt service reserves, provision for other construction cost contingencies and other working capital needs.

Sole Officers and Directors may hinder operations.

Sanz Solutions Inc.'s operations depend solely on the efforts of Juan Usatorresand Miguel Dotres, the sole officers and directors of the Company. They have very little experience, if any, related to public company management or as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

The Company has no operating history, and the Officers and Directors lack experience.

The Company was recently organized and has no history of operations. The Company therefore should be considered a development stage company, and its operations will be subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of its business plans. Further, because there is no history of operations there is also no operating history from which to evaluate the officer and directors' ability to manage the Company's operations and achieve its goals or the likely performance of the Company. Prospective Investors should also consider that the officers and directors Manager, the principals not previously managed a public company. No assurances can be given that the Company can operate profitably.

The Company will face competition.

Competition in the market segment for home cleaning services comes mainly from local, independently owned firms, from homeowners and tenants who clean their own homes and from a few national companies such as The Maids International, Inc., Molly Maid, Inc. and The Cleaning Authority, LLC. A lower number of competitors makes us vulnerable to competitors that act irrationally or are able to operate at zero or negative margins, have longer operating histories, more market experience or contacts, or greater financial resources than the Company. The Company may not be able to compete effectively.

The Company may never make distributions.

Payment of distributions and the amounts thereof will depend upon returns received by the Company on its services. The Company may not operate profitably or be able to declare and pay any distributions to the Shareholders, and you may not earn a positive return on your investment or receive a return of any or all of your investment.

You may be liable in certain circumstances for the repayment of distributions.

You are not personally liable for any debts or losses of the Company beyond the amount of your capital contributions and profits attributable thereto (if any) if the Company is otherwise unable to meet its obligations. However, you may be required to repay to the Company cash or in-kind distributions (including distributions on partial or complete redemption of Shares and distributions deemed a return of capital) received by you to the extent of overpayments and to the extent such distribution made the Company insolvent at the time of the payment or the distribution.

The Company is not required to provide disclosure pursuant to the Securities Exchange Act of 1934.

The Company is not required to provide disclosure pursuant to the Exchange Act. As such, the Company is not required to file quarterly or annual reports. In addition, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten percent (10%) shareholders ("insiders") are not required to file beneficial ownership reports about their holdings in our Company; insiders will not be subject to the short-swing profit recovery provisions of the Exchange Act; and more than five percent (5%) shareholders of classes of our equity securities will not be required to report information about their ownership positions in the securities.

The Company does not maintain key man life insurance its officers.

The Company depends on the continued contributions of its officers, Juan Usatorres and Miguel Dotres, who handle all of the managerial responsibilities of the Company. We do not carry key person life insurance on either of their lives and the loss of services of either of these individuals could disrupt our operations and interfere with our ability to successfully develop the Property or compete with others.

Risks Related to the Investment in our Common Stock

The ownership of our common stock is concentrated among existing executive officers and directors.

Upon the sale of all of the shares offered in this offering, our executive officers and directors will continue to own beneficially, in the aggregate, a vast majority of the outstanding shares.  As a result, they will be able to exercise a significant level of control over all matters requiring shareholder approval, including the election of directors, amendments to our Articles of Incorporation, and approval of significant corporate transactions.  This control could have the effect of delaying or preventing a change of control of Sanz Solutions or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained.  If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your shares.

RISKS RELATED TO THE OFFERING

The determination of the offering price and other terms of the Offering have been arbitrarily determined and may not reflect the value of your investment.

The offering price has been arbitrarily determined by the management and may not bear any relationship to assets acquired or to be acquired or the book value of the Company or any other established criteria or quantifiable indicia for valuing a business. Neither the Company nor the management represents that the Shares have or will have a market value equal to their offering price or that the Shares could be resold (if at all) at their original offering price.

Your investment is highly illiquid and the Company does not intend to offer any liquidity options.

There is no public market for the Shares, the Company does not expect such a market to develop in the future, and the Company does not intend to offer any additional liquidity options to investors. Consequently, your ability to control the timing of the liquidation of your investment in the Company will be restricted and you may not be able to liquidate your investment. You should be prepared to hold your Shares indefinitely.

Risks Related to the Investment Company Act of 1940.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the "1940 Act"). However, under certain conditions, changing circumstances or changes in the law, it may become subject to the 1940 Act in the future. Becoming subject to the 1940 Act could have a material adverse effect on the Company. It is also probable that the Company would be terminated and liquidated due to the cost of registration under the 1940 Act.

RISKS RELATED TO CERTAIN CONFLICTS OF INTEREST

Potential conflicts of interest may conflict with your interests and/or result in loss of business.

Juan Usatorres, and Miguel Dotres are involved in other employment opportunities and may periodically face a conflict in selecting between Sanz Solutions Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Juan Usatorres, or Miguel Dotres to other pursuits without a sufficient warning, the Company may, consequently, go out of business. Potential conflicts of interest include, but are not limited to, the following:

•	the officers, directors, and/or other affiliates may acquire and operate other companies for their own respective accounts, whether or not competitive with the Company;

•	the officers, directors, and/or other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the Company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the the officers, directors, and/or other affiliates for their own benefit;

•	the Company may engage the the officers, directors, and/or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the officers and/or directors based on industry standards and expectations of what the officers and/or directors would be able to negotiate with a third party on an arm's length basis;

•	the officers, directors, and/or other affiliates affiliates are not required to devote all of their time and efforts to the affairs of the Company; and

•	the Company and its officers and/or directors, and the prospective Investors have not been represented by separate counsel in connection with the formation of the Company, the drafting of the Articles of Incorporation or the Subscription Agreement, or this Offering.

Certain affiliates of the Company may, from time to time, loan the Company funds to pay third-party costs and some or all of the proceeds of the Offering or distributions could be used to repay such loans with interest.

In the event that Cash Flow from the Company is insufficient to pay third-party costs, such as accounting fees, real estate taxes, and/or debt service, the officers, Miguel Dotres and Juan Usatorres, and/or one or more of their affiliates may loan the Company the funds necessary to pay such shortfalls on commercially reasonable terms. Proceeds of the Offering or future distributions may be used in whole or in part to repay any such loans, with interest.

RISKS RELATED TO TAXES

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination, if any, so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

IN VIEW OF THE FOREGOING, IT IS ABSOLUTELY NECESSARY THAT EACH AND EVERY PROSPECTIVE INVESTOR CONSULT WITH THE PROSPECTIVE INVESTOR'S OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON THE ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled "The Company," "Risk Factors," "Business and Properties," "Offering Price Factors" and "Use of Proceeds", contains forward-looking statements. In some cases you can identify these statements by forward-looking words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "project," "plan," "expect" or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the Company, risk factors, plans and projections.

You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward- looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in our expectations.
You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed with the Securities and Exchange Commission as exhibits to the Form 1-A of which this preliminary Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

DESCRIPTION OF THE COMPANY'S BUSINESS

Overview

Sanz Solutions, Inc., a Florida corporation, offers shared service solutions for small businesses that provide routine services for residential and commercial clients specifically focused on the janitorial, cleaning, lawn care and maintenance industries.

Sanz Solutions provides a multitude of programs and benefits to assist independent business owners and small companies better service their clients.  By pooling resources, these companies are able to access professional expertise, guidance and services that would otherwise be cost prohibitive. The company's initial service center will be located in Miami Lakes, Florida.  Services offered at Sanz Solutions' centers include communications, marketing, public relations, administrative, accounting, financial, tax, information technology, human resources, and legal services.

Sanz Solutions target market is the janitorial, construction, cleaning, lawn care and maintenance industries because this market is primarily comprised of independent business owners and small companies who lack the resources to obtain the professional expertise and guidance necessary to ensure company growth and success.

Industry and Competition

Janitorial and Cleaning Industry

The cleaning industry can be roughly divided into residential cleaning, commercial janitorial services, specialty cleaning and laundry/dry cleaning services. In 2015 there were approximately 875,000 businesses employing about 3.5 million people.

The industry as a whole is very susceptible to economic downturns and suffered when revenue fell 5.3% in 2008 and another 6.1% in 2009. General cleaning services, and particularly residential services, are considered to be an expendable luxury during financial difficulties. However the industry as a whole has strengthened over the past few years, and in 2015 generated $51 billion in revenue.  Strong economic activity is forecast for the next 5 years as well, and the Bureau of Labor Statistics is predicting job growth of about 6% from 2014 levels to 2020.

The industry is highly fragmented, consisting of both public and private businesses and self-employed workers. The two largest players in the industry are ABM Industries and ServiceMaster, a publicly traded company that owns several national franchises such as The Maids International, Molly Maid and The Cleaning Authority. ABM Industries is also publicly traded but focuses more on providing integrated facility solutions to commercial and industrial markets. The rest of the industry is made up primarily of small, independent contractors. Small, independent janitorial companies account for 70% of the cleaning contractors.

Lawn Care and Maintenance Industry

This industry includes landscape and lawn maintenance, landscape contractors, landscape architects, irrigation contractors, and lawn and landscape product suppliers.  The landscape industry in the United States employs almost 1.6 million workers and generates almost 959,000 jobs in other industries.  The landscape services industry has annual revenues of $78 billion, annual growth of 3.9%, employs 969,257 people, and represents 474,237 businesses.  It is estimated that the lawn care services sector alone generates about 704,000 jobs and $35.6 million in value-added services annually in the US.

Over the five years to 2016, growth in the domestic housing and property markets have led to greater demand for landscaping services. Over the next five years, steady per capita disposable income growth is projected to encourage households to continue outsourcing yard care. Moreover, general economic recovery will likely boost commercial expansion, driving the need for industry operators that can maintain large corporate and resort campuses.

However, this industry is highly fragmented and the top 50 lawn care services companies generate about 15% of the total revenue in the industry, and the remaining 75% percent of the lawn care / landscaping industry is driven by small business owners.

Challenges to Small Businesses Competing in Service Industries

The janitorial industry and the lawn care industry are both service oriented industries that are overwhelmingly comprised of small independently owned small businesses.  Small businesses in the service industry face specific challenges which attribute to nearly half of all new companies failing within the first year and 75% within five years.  Lack of proper tools and resources to handle these challenges results in the average cleaning company losing up to 55% of their customer base every year due to poor service.

Many small business owners face unsurmountable difficulties and challenges as they pursue their business model.  Such times when these entrepreneurs need expert advice, guidance, and assistance from business professionals, they lack the resources to engage the help required.  Without proper guidance, access to best practices and proper information, these owners struggle or completely fail.

In these industries, a majority are run by less than 5 employees and require the owner to focus on areas outside of their scope of expertise and away from areas that promote growth and customer retention.

Time Management

One of the largest factor contributing to the downfall of a small business is the lack of time management.  Small business owners perform several tasks that can take up time on their daily schedule. Entrepreneurs often find it difficult to balance a schedule that includes sales and marketing activities, the search for financing, product development, accounts payable, accounts receivable and business development. Generally these items are not the entrepreneurs strongest skill sets, and as such, take the owner longer to complete, and are done without the care and diligence of a professional in that field.  If a small business owner is unable to hire help in these areas, it can be difficult to give every aspect of the business the attention it requires.

Employee Training & Turnover

Small operators also suffer from employee turnover, and poor staff training.  Poor staff training is especially damaging to this industry as customer service and retention is key to success. Training and ongoing training are crucial in order for a cleaning company to survive and thrive.  However, high employee turnover creates an ongoing obstacle to proper staff training.  Small businesses struggle to attract and keep top talent that can help them move ahead. Employment packages that include health benefits, vacation days, sick days and profit sharing are common with larger corporations. Small businesses have a problem competing with these kinds of employment benefits. Higher wages from larger corporations also attract employees away from small businesses and make it difficult for small businesses to reduce employee turnover.

Accounts Receivable

Small businesses in the service industry are also susceptible to accounts receivable delays that can cripple the company if not handled properly.  Many of these businesses lack the resources to offer advanced technology payment solutions or a dedicated accounts receivable department to ensure proper and timely payment needed to maintain cash flow. Slow collections can be detrimental to the continued operations of a small service business.  The service industry is especially vulnerable to this area, as the company typically outlays the cost for the service - ie the labor and supplies, and does not collect until after the job is complete.  Small businesses must pay for the labor costs and supplies to complete a job even if the client does not.  Small businesses can run out of capital very quickly if finances are not budgeted properly and if clients delay payment.

Marketing

Marketing and advertising are an important way for any business to reach new clients, and with a limited marketing budget it can be a struggle for a small business to reach its target audience. Advertising can be expensive; and even with the many forms of free marketing available on the Internet (social networking websites, blogs, company websites), it is still difficult to reach a target audience without investing in other forms of marketing such as television and print.  Many small business owners also lack the knowledge or skill to manage online technology, and do not have the resources to hire web professionals to maintain a company website, social marketing, and search engine optimization(SEO).

Access to New Technology

When new technology is introduced, it can be expensive to implement. A small business may not have the financial or technological resources to take advantage of new technology that a larger company may have, and this puts the small business at a distinct disadvantage in the marketplace.

Sanz Solutions Shared Services Centers

Sanz Solutions will establish shared service centers that provides a multitude of programs including communications, marketing, public relations, administrative, accounting, financial, tax, information technology, human resources, and legal services to assist small companies in the janitorial, construction, cleaning, lawn care and maintenance industries better service their clients.  By pooling resources, these small companies are able to access a wealth of features and savings that would otherwise be cost prohibitive.

Consistent High Quality Customer Service

At the heart of Sanz Solutions is the belief that by combining resources, small businesses will be able to provide consistent, and excellent customer service.  To this goal, the Customer Service departments will offer a variety of solutions, including appointment scheduling, customer relations, customer follow up and standardized retention policies.  By utilizing a central customer service department, companies can eliminate redundant activities and improve efficiency, services and overall customer satisfaction.  Employees will receive high level training and ongoing training to ensure the goal of exceeding customer expectations.

Human Resources Division

Sanz Solutions Human Resources Division provides customers a full range of HR services including employee labor relations, equal employment opportunity services, payroll, benefits administration, employee relations, employee records management, recruitment, screening, classification services, reporting, strategic planning, workforce planning, and personnel transactions.

Financial Management

Sanz Solutions financial department provides assistance with accounting services, audits, developing budgets, managing funds, federal and state taxes, accounts receivable and accounts payable.  Services also include payment processing solutions to include credit card processing, online payment systems, automatic and recurring billing.
Advertising & Marketing

The Advertising and Marketing department offers a multitude of services to small businesses and provides professionally developed marketing campaigns specifically designed to capture targeted markets.  This division provides support for brand awareness and recognition, business identity packaging, marketing campaign tracking, online marketing and social media branding, and inclusion into joint marketing programs.

Legal Review

The legal department offers services for drafting proposals and contracts, as well as guidance and review of agreements, contracts, federal regulations, directives and legislation.

Sanz Solutions is a business model that allows small businesses to leverage resources across the entire organization and provide services to multiple business units resulting in lower costs. Sanz Solutions is built to be internally focused on providing services to small businesses with the goal of high quality, critical services that directly support customer satisfaction and company growth.

Sanz Solutions provides multifunction shared service centers offering services and solutions specifically developed and tailored for small businesses in the lawn care, maintenance, janitorial and cleaning industries.  Services offered to clients include Customer Service and Relations, Human Resources, Payroll, Accounting, Accounts Receivable, Advertising and Marketing, and Legal Review.

DESCRIPTION OF PROPERTY

We use a corporate office located at 7950 NW 53rd St. Suite 337, Miami, FL 33166. Office space, utilities and storage are currently being provided free of charge at the present time at this address. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

USE OF PROCEEDS
With respect to up to 25,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

● working capital;

● operating expenses;

● capital expenditures.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	6,250,000	12,500,000	18,750,000	25,000,000

Gross Proceeds	$625,000	$1,250,000	$1,875,000	$2,500,000
Less: Offering Expenses*[1]	$62,500	$250,000	$375,000	$500,000
Less: Other Expenses**	$60,000	$60,000	$60,000	$60,000

Net Proceeds to the Company	$502,500	$940,000	$1,440,000	$1,940,000

Use of Proceeds:
Legal & Accounting	$32,500	$45,000	$45,000	$45,000
General Operational Expenses	$250,000	$325,000	$495,000	$675,000
Administrative Cost	$60,000	$160,000	$225,000	$275,000
IT Infrastructure (hardware/software)	$50,000	$100,000	$165,000	$225,000
Advertising & Promotion	$55,000	$155,000	$255,000	$360,000
Marketing/Sales Team	$55,000	$155,000	$255,000	$360,000

Total	$502,500	$940,000	$1,440,000	$1,940,000

Sanz Solutions intends to provide multifunction shared service centers offering services and solutions specifically developed and tailored for small businesses in the lawn care, maintenance, janitorial and cleaning industries.  Services offered to clients include Customer Service and Relations, Human Resources, Payroll, Accounting, Accounts Receivable, Advertising and Marketing, and Legal Review.

The Company will not receive any proceeds from the sale by the selling shareholders.

Our management will have broad discretion in the allocation of the net proceeds of any offering. However, the following table outlines management's current anticipated use of proceeds. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates.

*	Offering Expenses $0.01/share
**	Estimated expenses including legal, accounting and miscellaneous fees.

 1 Offering expenses consists of legal expenses, accounting expenses, printing expenses, shipping expenses, etc.

DETERMINATION OF THE OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $1,940,000 or $0.077 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.023 per share while our present stockholders will receive an increase of $0.077 per share in the net tangible book value of the shares they hold. This will result in a 30.00% dilution for purchasers of stock in this offering.

Book Value Per Share After the Offering	$0.012
Net Increase to Original Shareholder	$0.012
Decrease in Investment to New Shareholders	$0.008
Dilution to New Shareholders (%)	40%

CAPITALIZATION

The following table reflects the capitalization of the Company as of the most recent balance sheet date. The table is not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancing.

The historical data in the table is derived from and should be read in conjunction with our financial statements for the period from our inception until June 30, 2016 included in this Offering Circular. You should also read this table in conjunction with the "Use of Proceeds" section and the section entitled "Management Discussion & Analysis of Financial Condition and Results of Operation."

Sanz Solutions, Inc.
Statement of Changes in Stockholders' Deficit
For the period from November 9, 2015 (inception) through June 30, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, November 9, 2015 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	30,000,000	3,000	-	-	3,000
Stock compensation	15,000,000	1,500	-	-	1,500
Cash contribution	-	-	100	-	100
Net loss	-	-	-	(8,180)	(8,180)
Balance, June 30, 2016	45,000,000	$4,500	$100	$(8,180)	$(3,580)

DISTRIBUTIONS

We do not intend to make any cash distributions to shareholders until such time as we have made payment of all liabilities. Due to the inherent risk of the Company being a developmental stage company, we cannot ensure that we will make any cash distributions, and even if we do, we can give no assurances about the amount and timing of such distributions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with (i) our financial statements and (ii) the section entitled "Description of the Company's Business", included in this Offering Circular. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this Offering Circular.

GOING CONCERN

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of services. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Company's ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of June 30, 2016, we had $2,420 in current assets and $6,000 current liabilities at June 30, 2016.

Our auditors have included a going concern opinion and the accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $8,180 as of June 30, 2016. The Company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $7,500 per month for the last 6 months of 2016. Expenses are expected to increase in the first half of 2017 due to a projected need to increase personnel.

The Company's projected capital needs and its projected increase in expenses are based upon the Company's projected roll-out over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out at a slower pace. The Company's success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive proceeds from investors through this offering, but there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company's expenses are relatively stable, unless additional websites are rolled out, the Company believes it can Company its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional Company's during 2016 through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We did not generate any revenue from November 9, 2015 (inception) to June 30, 2016. For the period ended June 30, 2016, our expenses were $8,180. As a result, we have reported a net loss of $8,180 for the period ended June 30, 2016.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company's operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company's revenue's of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT

Background of Directors, Executive Officers, Promoters, and Control Persons

Directors are elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors.  We have assembled a management team and board of directors with experience entrepreneurship, finance and accounting, corporate development, sales and marketing, construction, and technology.

The table below shows our current executive officers and directors.

Name	Position	Since
Juan Usatorres	President and	November 2015
Director

Miguel Dotres	Vice President and	November 2015
Director

Mr. Juan Usatorres, President and Director age 46.

From 2006 to 2012 Mr. Usatorres worked in the medical field in multiple positions, Mr. Usatorres received his medical training and attended medical school in Cuba, where Mr Usatorres graduated as a Medical Doctor in 1993. In 2012 Mr. Usatorres provided managerial services for medical offices in the south Florida area. In March 2015, Mr. Usatorres founded Yanusa Properties Management Corp., a Florida corporation in the real estate industry, Yanusa purchase, repair and rents mainly residential properties.

Miguel Dotres, Vice-President and Director age 45.

In December 2004 Mr. Dotres founded Internet Entertainment Programming Network Inc. This company was organized to produce internet radio stations and programming solutions. Mr. Dotres was Chief Executive Officer of the company. From inception to Mr. Dotres resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising capital to facilitate future growth.  As of December 2006, Mr. Dotres resigned his position to seek other opportunities and continued acting in a limited advisory role with the company until June 2007.

In February 2006 Mr. Dotres co-founded Grid Merchant Partners Inc., an internet based credit card processing and e-check processing company. Grid Merchant Partners electronic transactions included Visa, MasterCard, AMEX, Discover, Debit and EBT. In March 2007 Payless Telecom Solutions Publicly traded company (PYSJ) acquired Grid Merchant Processing Inc. and Mr. Dotres resigned his position April 2007.

In September of 2007 Mr. Dotres became the Chief Operations Officer for Merlot Inc. a Florida restaurant corporation that operated two restaurants in Jupiter, FL. Mr. Dotres played an integral part in improving operations and increasing sales to over 1.5 million dollars. Mr. Dotres resigned from the company in July 2010 to seek other opportunities.

From July 2010 to present Mr. Dotres founded Diversified Corporate Investment Group Inc. and is the sole member and control person of this company. Mr. Dotres provides specialized business services to business seeking to build social media awareness and network in the social media space.

Other registrants which Mr. Dotres has been affiliated or associated with:

Name of Registrant	Effective Date of Registration	File Number	Company Status	Past Nature of Interest	Future Nature of Interest
OICco Acquisition I, Inc.	2012-11-13	333-162084	Filed form10Q on 08/19/2015 for period ending ending June 30, 2015	*Officer and Director	Shareholder
OICco Acquisition IV, Inc.	2014-07-14	333-165760	Filed form 10Q on 08/13/2015 for period ending June 30, 2015	**Officer and Director	Shareholder
Petrus Resources, Inc.	2012-11-21	333-176879	Filed form 10Q on 08/31/2015 for period ending June 30, 2015	Officer and Director (1)	Shareholder
NAS Acquisition, Inc.	2014-11-10	333-198776	Filed Post Effective Amendment No. 4 on 09/30/2014	***Officer and Director	Shareholder
DAS Acquisition, Inc.	2015-11-19	333-205761	Filed form S1/A on 09/18/2015	Officer and Director (1)	Shareholder
Whiskey Acquisition, Inc.	2016-04-08	333-208620	Filed form S1 on 12/18/2015	Officer and Director (1)	Shareholder

On October 18, 2013, Mr. Miguel Dotres resigned as the President, Secretary, Treasurer and Director of OICco Acquisition I Inc. and Terrance Owen, Jack Fishman and Emil Schiller were subsequently appointed as Directors and as a result became the sole members of the Board of Directors.

**On July 31, 2014, at the closing of the acquisition of VapAria, Mr. Miguel Dotres, the sole officer and director, resigned all of his positions with the company.

*** At the closing of the acquisition of On the Move Corp., Mr. Miguel Dotres will resign all his positions with the company.

(1)            Remains a current officer and director as of the date of this filing.

Mr. Dotres became the officer and director of OICco Acquisition I, Inc. on January 14, 2013.   That entity had previously closed it offering and filed an 8k thereon.   Since his appointment Mr. Dotres has brought the annual and quarterly 34 Act filings up to date. Mr. Dotres has identified another company for acquisition and engaged in a share exchange agreement with Champion Pain Care Corp. Champion is not the first acquisition by the Company. On October 14, 2011, OICco Acquisition I, Inc. ("OICco") entered into an exchange agreement with Imperial Automotive Group, Inc. ("IAG") to exchange 40,000,000 shares of OICco in exchange for 100% of the issued and outstanding shares of Imperial Automotive Group, Inc. At the closing of the Exchange Agreement (which is contingent upon a 80% reconfirmation vote under Rule 419), Imperial Automotive Group, Inc. became a wholly-owned subsidiary of OICco and OICco acquired the business and operations of Imperial Automotive Group, Inc. The Exchange Agreement contains customary representations, warranties, and conditions. Gary Spaniak, Sr., and Gary Spaniak, Jr. were appointed as directors of OICco Acquisition I, Inc. On July 2, 2012, the parties entered into an addendum to the exchange agreement agreeing to exchange an additional 45,000,000 shares of OICco Acquisition I, Inc. in exchange for the Imperial Automotive Group which addendum was terminated on August 20, 2012. The escrow was closed on December 11, 2012 and the funds released to the company and the shares delivered to investors.  In July 2013 upon realizing that the expansion of the business was not viable and there were only minimal assets in IAG, it was negotiated between the owners of IAG and OICco I that IAG would remain as a wholly owned subsidiary but that the initial consideration given in the acquisition transaction should be returned and that the owners of IAG would be separately compensated with a smaller amount of  stock.

On July 1, 2013 Mr. Dotres became officer and director of OICco Acquisition IV Inc. On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the "Agreement") with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation ("VapAria") and the shareholders of VapAria (the "VapAria Shareholders") pursuant to which agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of Oicco Acquisition IV's capital stock. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the "Securities Act"), and the transaction closed.

At closing, OICco Acquisition IV Inc. issued the VapAria Shareholders 36,000,000 shares of common stock and 500,000 shares of 10% Series A Convertible Preferred Stock in exchange for the common stock and preferred stock owned by the VapAria Shareholders. The VapAria Shareholders were either accredited or sophisticated investors who had access to information concerning our company. The issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

As a result of the closing of this transaction, VapAria is now a wholly owned subsidiary of Oicco Acquisition IV and its business and operations represent those of Oicco Acquisition IV. Information regarding VapAria's business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the "Post-Effective Amendment").

On April 11, 2014 OICco Acquisition IV, Inc. entered into that certain Share Exchange Agreement and Plan of Reorganization (the "Agreement") with VapAria Solutions, Inc., a Minnesota corporation formerly known as VapAria Corporation ("VapAria") and the shareholders of VapAria (the "VapAria Shareholders") pursuant to which we agreed to acquire 100% of the outstanding capital stock of VapAria from the VapAria Shareholders in exchange for certain shares of Oicco Acquisition IV's. On July 31, 2014 all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the "Securities Act"), and the transaction closed.

On November 8, 2013, Mr. Miguel Dotres was appointed as the sole officer and director of Petrus Resources Inc. Petrus Resources Inc., is an effective Blank Check company.

On May 28, 2014, Mr. Miguel Dotres formed Nas Acquisition Inc., in the State of Nevada to engage in any lawful corporate undertakings, including , but not limited to , selected mergers and acquisitions. After creating the company Mr. Dotres determined to proceed with filing a form S-1. On March 9, 2015 Nas Acqisition Inc. entered into a Share Exchange Agreement and Plan of Reorganization with On the Move Corporation a private company incorporated in Florida. At the closing of the Agreement (which is contingent upon the effectiveness of a post-effective amendment to the registration statement and a 80% reconfirmation vote under Rule 419 and other closing conditions), pursuant to the terms of the Agreement, 41,000,000 shares of Nas Acquisition Inc. common stock, par value $0.0001 per share (the "Common Stock") will be issued to OTM shareholders holding 100% of the issued and outstanding common shares of On the Move and 3,200,000 shares of Nas Acquisition Inc. to be designated Series A convertible preferred stock ("Preferred Stock") will be issued to On the Move shareholders holding 100% of the issued and outstanding shares of On the Move's Series A convertible preferred stock. On May 21, 2015 Nas Acquisition Inc. filed a Post-Effective amendment for registration statement with the Securities and Exchange Commission including information regarding On the Move's business and operations, together with its financial statements. On October 27, 2015 Nas Acquisition Inc. received

Notice of Effectiveness.

On Nov 15, 2015 Nas Acquisition Inc, Filed an 8K disclosing on September 15, 2015, NAS Acquisition, Inc. entered into a Second Amended and Restated Share Exchange Agreement and Plan of Reorganization (the "Agreement") with On The Move Corporation, a Florida corporation ("OTM") and the shareholders of OTM (the "OTM Shareholders") pursuant to which we agreed to acquire 100% of the outstanding capital stock of OTM from the OTM Shareholders in exchange for 42,597,000 shares of our capital stock. On November 5, 2015, all conditions precedent to the closing were satisfied, including the reconfirmation by the investors of the prior purchase of 1,000,000 shares of our common stock pursuant to the requirements of Rule 419 of the Securities Act of 1933, as amended (the "Securities Act"), and the transaction closed.

As a result of the closing of this transaction, OTM is now a wholly owned subsidiary of our company and its business and operations represent those of our company. Information regarding OTM's business and operations, together with its financial statements, are included in the Post-Effective Amendment No. 5 to our Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on June 30, 2014 (the "Post-Effective Amendment").

On May 14, 2015, Mr. Miguel Dotres formed Das Acquisition Inc., in the State of Nevada to engage in any lawful corporate undertakings, including, but not limited to, selected mergers and acquisitions. After creating the company Mr. Dotres determined to proceed with filing a form S-1. On November 19th, 2015 Das Acquisition Inc., received Notice of Effectiveness.

On August 19, 2015, Mr. Miguel Dotres formed Whiskey Acquisition, Inc., in the State of Nevada to engage in any lawful corporate undertakings, including, but not limited to, selected mergers and acquisitions. After creating the company Mr. Dotres determined to proceed with filing a form S-1. On April 8th, 2016 Whiskey Acquisition Inc., received Notice of Effectiveness.

On December 29, 2015, Mr. Miguel Dotres formed Atlantic Acquisition, Inc., in the State of Nevada to engage in any lawful corporate undertakings, including, but not limited to, selected mergers and acquisitions. After creating the company Mr. Dotres determined to proceed with filing a form S-1. On September 27, 2016 Atlantic Acquisition Inc., received Notice of Effectiveness

Directors' Compensation

Our directors are not entitled to receive compensation for services rendered to Sanz Solutions Inc., or for any meeting attended. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officers' Compensation

Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement may be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)
Common	Juan Usatorres, President/Dir.	15,000,000	33.33%	21.43%
Common	Miguel Dotres, VP/Dir.	15,000,000	33.33%	21.43%
Common	Luis Llamo	15,000,000	33.33%	21.43%
	All Directors, Officers and shareholders as a group (2)	45,000,000	100%	64.29%

Footnotes

(1)  The address of the executive officers and directors is c/o Sanz Solutions, Inc. 7950 NW 53rd St. Suite 337 Miami, FL 33166.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (25,000,000 shares of common stock newly issued). The aggregate amount of shares to be issued and outstanding after the offering is 70,000,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On or about November 9, 2015, Juan Usatorres, our president and director, Miguel Dotres, our vice president and director, and Luis Llamo, our shareholder, each purchased 10,000,000 shares of common stock for a total of $3,000. The Company also issued 15,000,000 shares of common stock at fair value of $1,500 as compensation to the board of directors for the period ended June 30, 2016, issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of the Securities Act.

The price of the common stock issued to Juan Usatorres, Miguel Dotres , and Luis Llamo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Juan Usatorres, our president and director, Miguel Dotres , our vice president and director are the only promoters of the company.

REPORTS TO SECURITY HOLDERS

1.	After this offering, the Company will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2.	After this offering, the Company will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company intends to file Form 8-K upon effectiveness of this registration.

3.	The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company's SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, Sanz Solutions Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by   such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION
We are offering the securities on a best efforts basis directly from the Company or through placement agents we may later identify.  Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of shares.

There is no minimum number of shares that must be sold as a condition to closing this offering; the actual number of shares sold in this offering is not presently determinable. he Company in good faith determined the offering price for the Securities in this offering.  The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to 10% of the gross proceeds of the sale of securities in the offering.  The estimated offering expenses payable by us, in addition to any placement agent fees, are approximately $50,000, which includes our legal and accounting costs and various other fees and costs associated with offering.  After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,950,000, assuming all securities offered are sold in this offering.

Trading Market

Upon becoming a reporting company, we intend to apply for listing our common stock on a United States trading market.  Until such time, we intend to have our securities listed for trading on the OTC Markets "Pink" market.

Selling Shareholder Distribution

The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at the same set price as this offering .  The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:
•	ordinary brokers' transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents
•	"at the market" into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

The Selling Shareholders are "underwriters" within the meaning of the Securities Act.

Neither we nor the Selling Shareholders can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between the Selling Shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus.  At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.  This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the Selling Shareholders that while they are engaged in a distribution of the shares included in this Prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

The shares to be offered in connection with this Offering shall be offered by the officers, on behalf of the Company through their contacts and word of mouth. In efforts to sell this Offering, mass advertising methods such as the internet or print media will be used. The Company is not using a selling agent or finder in connection with this Offering.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver the executed Subscription Agreement and Investor Questionnaire to Sanz Solutions and wire funds for its subscription amount in accordance with the instructions included in the Subscription Agreement attached as xhibit 4.

The Company reserves the right to reject any Investor's subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor's subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

State Qualification and Suitability Standards

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the shares involves substantial risks and possible loss by Investors of their entire investment. See "Risk Factors."

These shares have not been qualified under the securities laws of any state or jurisdiction. We plan to qualify the Offering only in Florida securities regulatory bodies and such other state securities regulatory bodies as we may determine from time to time. We may also offer or sell shares in other states in reliance on exemptions from registration requirements of the laws of those states.

The investing section of the website hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

No Escrow

The proceeds of this Offering will not be escrowed.

COMMON STOCK

Sanz Solutions. is authorized to issue 100,000,000 shares of common stock. The company has issued 45,000,000 shares of common stock to date held by three (3) shareholders of record.

The holders of Sanz Solutions Inc.'s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs.

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

PREFERRED STOCK

The Company is not authorized to issue shares of preferred stock.
SELLING SHAREHOLDERS

Certain of the shares offered pursuant to this Prospectus are offered on the account of various shareholders (the "Selling Shareholders").  None of the Selling Shareholders hold or have held in the past three years any position, office, or other material relationship with the Issuer, except as provided below.  The following table summarizes the shares held by the Selling Shareholders:

Name and position	Shares Beneficially Owned Prior to Offering	Shares Offered	Shares Beneficially Owned After Offering	Percentage Beneficially Owned[1]

Juan Usatorres	15,000,000	1,841,665 Common shares	13,158,335	81.3%

Miguel Dotres	15,000,000	1,841,665 Common shares	13,158,335	16.7%

Luis Llamo	15,000,000	1,841,670 Common shares	13,158,330

Total	45,100,000	5,525,000	39,475,000	98.0%[1]

Shares held include all shares beneficially owned by the respective selling stockholder.  Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

LEGAL MATTERS

All prospective Investors are encouraged to consult their own legal advisors for advice in connection with this Offering.

EXPERTS

Elaine Dowling, Esq. is legal counsel to the Company. Mrs. Dowling has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mrs. Dowling has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCQB®.

The financial statements included in this prospectus as of June 30, 2016 and for the period from inception November 9, 2015) through June 30, 2016 have been audited by Anton Chia, Orange  CA, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

RELATED PARTY TRANSACTIONS

On November 9, 2015, the Company's 2 officers and directors, paid $600 expenses on behalf of the Company.

TRANSFER AGENT

We will engage a Transfer Agent upon the effectiveness of this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We undertake to make available to every Investor, during the course of this Offering, the opportunity to ask questions of, and receive answers from us concerning the terms and conditions of this Offering and to obtain any appropriate additional information: (i) necessary to verify the accuracy of the information contained in this Offering Circular, or (ii) for any other purpose relevant to a prospective investment in the Company.

The Company will also provide to each Investor, upon request, copies of the following documents:

1. (i) copies of all of our material contracts; and

2. (ii) an opinion of counsel to the Company as to the legality of the Shares, indicating that they will when sold, be legally issued, fully paid and non-assessable.

All communications or inquiries relating to these materials or other questions regarding the Company or the Offering should be directed to the Company at 7950 NW 53rd St. Suite 337, Miami, FL 33166, (941) 347-7380.

FINANCIAL STATEMENT AND EXHIBITS

SANZ SOLUTIONS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Sanz Solutions, Inc.

We have audited the balance sheet of Sanz Solutions, Inc. (the "Company") as of June 30, 2016 and the related statements of operations, stockholders' deficit and cash flows for the period from November 9, 2015 (inception) through June 30, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2016 and the results of its operations and its cash flows for the period from November 9, 2015 (inception) through June 30, 2016 in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in Note 2 to the financial statements, the Company has minimal assets and incurred a loss of $8,180 as of June 30, 2016. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach

September 9, 2016

FINANCIAL STATEMENTS
June 30, 2016

Sanz Solutions Inc.

Balance Sheet
June 30,
2016
ASSETS

Cash	$2,420
Total assets	$2,420

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$2,900
Due to related party	$3,100
Total current liabilities	6,000

Stockholders' deficit
Common stock, $0.0001 par value; 100,000,000 shares authorized; 45,000,000 shares issued and outstanding	4,500
Additional paid in capital	100
Accumulated deficit	(8,180)
Total stockholders' deficit	(3,580)

Total liabilities and stockholders' deficit	$2,420

See accompanying notes to financial statements

Sanz Solutions, Inc.

Statement of Operations

From Inception on November 9, 2015 to June 30, 2016

Operating expenses
General and Administrative fees	$8,180
Total operating expenses	8,180

Net loss	$(8,180)

Basic and diluted net loss per common share	$(0.00)

Basic and diluted weighted average common shares outstanding	45,000,000

See accompanying notes to financial statements

Sanz Solutions, Inc.
Statement of Changes in Stockholders' Deficit
For the period from November 9, 2015 (inception) through June 30, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, November 9, 2015 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash	30,000,000	3,000	-	-	3,000
Stock compensation	15,000,000	1,500	-	-	1,500
Cash contribution	-	-	100	-	100
Net loss	-	-	-	(8,180)	(8,180)
Balance, June 30, 2016	45,000,000	$4,500	$100	$(8,180)	$(3,580)

See accompanying notes to financial statements

Sanz Solutions, Inc.

Statement of Cash Flows

Period of November 9, 2015 (Inception) to June 30, 2016
Cash flows from operating activities
Net loss	$(8,180)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock compensation expense	1,500
Expense paid directly by the shareholder	1,100
Change in operating assets and liabilities:
Accounts payable	2,900
Net cash used in operating activities	(2,680)

Cash flows from financing activities
Proceeds from sales of common stock	3,000
Cash contribution by related party	100
Related Party Loan	2,000
Net cash provided by financing activities	5,100

Net change in cash	2,420
Cash, beginning of period	-
Cash, end of period	$2,420

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

Sanz Solutions, Inc.
Notes to Financial Statements
June 30, 2016

 Note 1 - Nature of Business

Sanz Solutions, Inc., (the "Company") a Florida corporation, offers shared service solutions for small businesses that provide routine services for residential and commercial clients specifically focused on the janitorial, cleaning, lawn care and maintenance industries.

Sanz Solutions provides a multitude of programs and benefits to assist independent business owners and small companies better service their clients.  By pooling resources, these companies are able to access professional expertise, guidance and services that would otherwise be cost prohibitive. The company's initial service center will be located in Miami Lakes, Florida.  Services offered at Sanz Solutions' centers include communications, marketing, public relations, administrative, accounting, financial, tax, information technology, human resources, and legal services.

Sanz Solutions target market is the janitorial, construction, cleaning, lawn care and maintenance industries because this market is primarily comprised of independent business owners and small companies who lack the resources to obtain the professional expertise and guidance necessary to ensure company growth and success.

The Company has elected a fiscal year end of June 30.  Sanz Solutions, Inc. was incorporated on November 9, 2015.

Note 2 - Significant Accounting Policies

Basis of presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.
Income Taxes

The Company accounts for income taxes under the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At June 30, 2016, there were no uncertain tax positions that require accrual.

Sanz Solutions, Inc.
Notes to Financial Statements
June 30, 2016

Note 2 - Significant Accounting Policies (continued)

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, "Fair Value Measurements and Disclosures", which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, payables to related parties, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets or
Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable
Level 3 - inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company's financial liabilities are measured at fair value and include its notes payable.  These liabilities are subject to the measurement and disclosure requirements of ASC 820 and are considered to be Level 3 inputs.

 Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash

For the statement of cash flows, all highly  liquid investments with an original maturity of three months or less are considered to be cash equivalents as of June 30, 2016.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Sanz Solutions, Inc.
Notes to Financial Statements
June 30, 2016

Note 2 - Significant Accounting Policies (continued)

Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the period from November 9, 2015 (inception) through June 30, 2016, the company has a net loss of $8,180 and accumulated deficit of $8,180. Currently, the Company does not have cash and no material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Recent Accounting Pronouncements

In June 2014 the FASB issued ASU 2014-10 regarding development stage entities. The ASU removes the definition of development stage entity, as was previously defined under generally accepted accounting principles in the United States (U.S. GAAP), from the accounting standards codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the ASU eliminates the requirements for development stage entities to (i) present inception-to-date information in the statement of income, cash flow and stockholders' equity, (ii) label the financial statements as those of a development stage entity, (iii) disclose a description of the development stage activities in which the entity is engaged, and (iv) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company has chosen to adopt the ASU for the Company's financial statements as of June 30, 2016. The adoption of this pronouncement impacted the Company by eliminating the requirement to report inception to date financial information previously required.

Sanz Solutions, Inc.
Notes to Financial Statements
June 30, 2016

Note 3 - Stockholders' Deficit

Common stock

The authorized common stock of the Company consists of 100,000,000 shares with a $0.0001 par value.

On November 9, 2015, the Company's 3 officers and directors purchased 30,000,000 shares of common stock of the Company for $3,000. The Company also issued 15,000,000 shares of common stock at fair value of $1,500 as compensation to the board of directors for the period ended June 30, 2016.

There were 45,000,000 common shares issued and outstanding as of June 30, 2016.

Preferred Stock

The Company has not authorized preferred stock.

Note 4 - Income Taxes

The Company accounts for income taxes under the asset and liability method, where deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At June 30, 2016, there were no uncertain tax positions that require accrual.

Note 5 - Related Party Transactions

On November 9, 2015, the Company's founders, purchased 30,000,000 shares of common stock of the Company for $3,000. The Company also issued 15,000,000 shares of common stock at fair value of $1,500 as compensation to the board of directors for the period ended June 30, 2016

As of June 30, 2016 the Company owed advances of $3,100, to one of the officers of the Company. $2,000 was provided as a cash advance, and the remaining $1,100 for an expense, paid for on behalf of the Company. These advances carry no interest and are due on demand

Note 6—Subsequent Events

The Company has evaluated subsequent events from the balance sheet through October 5, 2016, which is through the date of this filing, and determined there are no other events to disclose.

PART III — EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2	Articles of Incorporation & Bylaws
a)	Articles of Incorporation *
b)	Bylaws adopted on November 9, 2015
4.1	Subscription Agreement*
11	Consent of Independent Auditor
12.1	Opinion of EAD Law Group, LLC

* Filed previously

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duty authorized, in the City of Miami Lakes, State of Florida, on December 29, 2016.

Sanz Solutions Inc.

By:     /s/ Juan Usatorres
Title: President, Director

This offering statement has been signed by the following person in capacities and on the dates indicated.

By:     /s/ Juan Usatorres
Title: President, Director

By:     /s/ Miguel Dotres
Title: Vice President, Director